UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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Zumiez Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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6300 Merrill Creek Parkway Suite B
Everett, WA 98203

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held On May 31, 2006

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Zumiez Inc., a Washington corporation. The meeting will be held on Wednesday, May 31, 2006 at 1:00 p.m. local time at our headquarters located at 6300 Merrill Creek Parkway, Suite B, Everett, WA 98203 for the following purposes:

1.                To elect three directors to hold office until our 2009 Annual Meeting of Shareholders.

2.                To conduct any other business properly brought before the meeting.

These items of business are more fully described in the Proxy Statement accompanying this Notice.

The record date for the annual meeting is April 14, 2006. Only shareholders of record at the close of business on that date may vote at the meeting or any adjournment or postponement thereof.

By Order of the Board of Directors
Brenda I. Morris
Chief Financial Officer and Secretary
Everett, WA
April 28, 2006

YOUR VOTE IS IMPORTANT!

Whether or not you attend the annual meeting, it is important that your shares be represented and voted at the meeting. Therefore, I urge you to promptly vote and submit your proxy by signing, dating, and returning the accompanying proxy card in the enclosed, prepaid, return envelope. If you decide to attend the annual meeting, you will be able to vote in person, even if you have previously submitted your proxy.

6300 Merrill Creek Parkway Suite B
Everett, WA 98203

PROXY STATEMENT
FOR THE ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD MAY 31, 2006

QUESTIONS AND ANSWERS

Why am I receiving these proxy materials?

We sent you this proxy statement and the accompanying proxy card because the Board of Directors of Zumiez Inc. is soliciting your proxy to vote at its 2006 Annual Meeting of Shareholders. You are invited to attend the annual meeting to vote on the proposal described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the accompanying proxy card.

We intend to mail this proxy statement and the accompanying proxy card on or about April 28, 2006 to all shareholders of record entitled to vote at the annual meeting.

Who can vote at the annual meeting?

Only shareholders of record at the close of business on April 14, 2006, the record date for the annual meeting, will be entitled to vote at the annual meeting. At the close of business on the record date, there were 13,672,098 shares of common stock outstanding and entitled to vote.

Shareholder of Record: Shares Registered in Your Name

If at the close of business on the record date, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company (f.k.a. Wachovia Bank, N.A.), then you are a shareholder of record. As a shareholder of record, you may vote in person at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return the accompanying proxy card to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Other Agent

If at the close of business on the record date, your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other agent, then you are the beneficial owner of shares held in “street name” and these proxy materials are being forwarded to you by your broker, bank or other agent. The broker, bank or other agent holding your account is considered to be the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent on how to vote the shares in your account. You are also invited to attend the annual meeting. However, since you are not the shareholder of record, you may not vote your shares in person at the meeting unless you request and obtain a valid proxy issued in your name from your broker, bank or other agent.

What am I voting on?

You are being asked to vote on the election of three directors. When you sign and mail the proxy card, you appoint Brenda I. Morris and Richard M. Brooks as your representatives at the meeting. (When we refer to the “named proxies,” we are referring to Ms. Morris and Mr. Brooks.) This way, your shares will be voted even if you cannot attend the meeting.

How do I vote?

For the election of directors, you may either vote “For” all the nominees or you may “Withhold” your vote for any nominee you specify. For any other matter to be voted on (if any), you may vote “For” or “Against” or abstain from voting. The procedures for voting are as follows:

Shareholder of Record: Shares Registered in Your Name

If you are a shareholder of record, you may vote in person at the annual meeting. Alternatively, you may vote by proxy by using the accompanying proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person if you have already voted by proxy.

•       To vote in person, come to the annual meeting and we will give you a ballot when you arrive.

•       To vote using the proxy card, simply complete, sign and date the accompanying proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the annual meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker, Bank or Other Agent

If you are a beneficial owner of shares registered in the name of your broker, bank or other agent, you should have received a proxy or voting instruction form with these proxy materials from that organization rather than from us. You can vote by using the proxy or voting information form provided by your broker, bank or other agent or, if made available, vote by telephone or the internet. To vote in person at the annual meeting, you must obtain a legal proxy from your broker, bank, or other agent. Under a legal proxy, the bank, broker, or other agent confers all of its rights as a record holder (which may in turn have been passed on to it by the ultimate record holder) to grant proxies or to vote at the meeting. Follow the instructions from your broker, bank or other agent included with these proxy materials, or contact your broker, bank or other agent to request a legal proxy. Please allow sufficient time to receive a legal proxy through the mail after your broker, bank, or other agent receives your request.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of the close of business on April 14, 2006, the record date for the annual meeting.

What if I return a proxy card but do not make specific choices?

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted “For” the election of all three nominees for director. If any other matter is properly presented at the meeting, one of the named proxies on your proxy card as your proxy will vote your shares using his or her best judgment.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these mailed proxy materials, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

What does it mean if I receive more than one proxy card?

If you receive more than one proxy card, your shares are registered in more than one name or are registered in different accounts. Please complete, sign and return each proxy card to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Yes. You can revoke your proxy at any time before the applicable vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•       You may submit another properly completed proxy with a later date,

•       You may send a written notice that you are revoking your proxy to our Secretary at 6300 Merrill Creek Parkway, Suite B, Everett, WA 98203, or

•       You may attend the annual meeting and vote in person (If you hold your shares beneficially through a broker, you must bring a legal proxy from the record holder in order to vote at the meeting).

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by them.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting, who will separately count “For” and “Withhold” and, with respect to proposals other than the election of directors (if any), “Against” votes, abstentions and broker non-votes (if applicable). A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner, despite voting on at least one other proposal for which it does have discretionary authority or for which it has received instructions. Abstentions and broker non-votes will not be counted towards the vote total for any proposal.

If your shares are held by your broker, bank or other agent as your nominee (that is, in “street name”), you will need to obtain a proxy form from the institution that holds your shares and follow the instructions included on that form regarding how to instruct your broker, bank or other agent to vote your shares. If you do not give instructions to your broker, bank or other agent, they can vote your shares with respect to “discretionary” items, but not with respect to “non-discretionary” items. Discretionary items are proposals considered routine under the rules of the New York Stock Exchange on which your broker, bank or other agent may vote shares held in street name in the absence of your voting instructions. Brokers may exercise discretion to vote shares as to which instructions are not given with respect to the proposal regarding the election of directors. On non-discretionary items for which you do not give instructions to your broker, bank or other agent, the shares will be treated as broker non-votes.

How many votes are needed to approve each proposal?

•       For the election of directors, the nominees receiving the largest number of “For” votes (among votes properly cast in person or by proxy) will be elected as Class I directors. There is no cumulative voting for our directors. Withhold votes will have no practical effect in the election of directors because withhold votes do not represent votes “For” a nominee.

What is the quorum requirement?

A quorum of shareholders is necessary to hold a valid meeting. A quorum will be present if at least a majority of the outstanding shares as of the close of business on the record date are represented by shareholders present at the meeting or by proxy.

Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other agent) or if you vote in person at the meeting. Generally, abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, a majority of the votes present at the meeting may adjourn the meeting to another date.

How can I find out the results of the voting at the annual meeting?

Preliminary voting results will be announced at the annual meeting. Final voting results will be published in our quarterly report on Form 10-Q for the second quarter of our fiscal year ending July 29, 2006.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company currently has 7 directors. The directors are divided into three classes so that approximately one-third of the directors are elected each year for three-year terms. Directors are elected to hold office until their successors are elected and qualified, or until resignation or removal in the manner provided in our Bylaws. Three directors are nominees for election this year and each has consented to serve a three-year term ending in 2009. The remaining directors will continue to serve the terms set out below.

The nominees receiving the largest number of “For” votes by the shares entitled to be voted will be elected. If no contrary indication is made, shares represented by executed proxies will be voted by the named proxies “For” the election of the three nominees named below or, if any nominee becomes unavailable for election as a result of an unexpected occurrence, “For” the election of a substitute nominee designated by our Board of Directors. Each nominee has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve.

We invite and recommend all of our directors and the nominees for director to attend our annual meeting of shareholders. There was no formal annual meeting of shareholders during the last fiscal year.

Nominees for Election to Terms Expiring in 2009

The following is biographical information as of April 28, 2006 for each nominee for director.

Name	Age	Position
Richard M. Brooks	46	CEO and Director
Matthew L. Hyde	43	Director
James M. Weber	46	Director

Richard M. Brooks, 46, has served as our President and Chief Executive Officer since June 2000. From August 1993 through June 2000, he served as a Vice President and our Chief Financial Officer. From November 1989 until February 1992, Mr. Brooks was with Interchecks, Inc., a subsidiary of Bowater PLC, as a finance officer. Mr. Brooks was with Deloitte, Haskins & Sells, currently known as Deloitte & Touche, from July 1982 to March 1989. Mr. Brooks holds a B.A. in Business from the University of Puget Sound. Mr. Brooks has served on the University of Puget Sound Board of Trustees from May 2002 to the present, where he has served on its Executive Committee, Finance and Facilities Committee and its Audit Committee.

Matt Hyde, 43, senior vice president of merchandising and marketing, joined Recreational Equipment Inc. (REI) in 1986. He currently oversees REI’s brand gear and apparel business and manages the cooperative’s other brand merchandising, inventory management, social compliance, marketing, public affairs and e-commerce functions. Hyde previously led REI’s online division, championing its award-winning multi-channel strategy. He currently serves on the boards of Ivey Imaging, where he is the Chair of the Compensation Committee, the Outdoor Industry Association and the Youth Outdoors Legacy Fund, and holds a bachelor’s of science degree from Oregon State University in Corvallis.

James M. Weber, 46, was appointed to our Board in April 2006 and is the President and CEO of Brooks Sports, a leading running shoe and apparel company, where he has been since 2001. Mr. Weber’s experience also includes positions as Managing Director of U.S. Bancorp Piper Jaffray Seattle Investment Banking practice, Chairman and CEO of Sims Sports, President of O’Brien International, Vice President of The Coleman Company and various roles with the Pillsbury Company. Mr. Weber earned an M.B.A., with distinction, from the Tuck School at Dartmouth College and is a graduate of the University of Minnesota. Presently, Mr. Weber is a director at the Seattle Sports Commission and has formerly served as a director for Nautilus Inc.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF EACH NOMINEE NAMED ABOVE.

Continuing Directors Whose Terms Expire in 2007

William M. Barnum, Jr., 51, has served on our Board since November 2002. Since 1984, Mr. Barnum has been with Brentwood Private Equity III, where he co-founded the firm’s private equity effort, and is currently its General Partner. Prior to joining Brentwood Private Equity III, Mr. Barnum worked at Morgan Stanley & Co. in the investment banking division, where he served as Assistant to the President and also provided investment banking advisory services. He is a graduate of Stanford University, and a graduate of Stanford Law School and Stanford Graduate School of Business. Presently, Mr. Barnum is a director of Exhale Enterprises Inc., Filson Holdings, Inc., FleetPride Corporation, Oriental Trading Company, Inc., Quiksilver Corporation and ThreeSixty Asia Ltd.

Gerald F. Ryles, 69, has served on our Board since August 2005. Until it was acquired in September 2003, Mr. Ryles was Chief Executive Officer (from July 1994 through January 2001), Chairman of the Board and a major shareholder of Microserv Technology Services, a privately held information technology services company. Mr. Ryles currently serves on the Board of Directors of Halifax Corporation, the company that acquired Microserv Technology Services. Mr. Ryles is also a member of the Board of Directors of Giant Campus, a privately held educational software company. Mr. Ryles has 40 years of experience in many different industries as well as management consulting experience with McKinsey & Company. He is a graduate of the University of Washington, and earned an M.B.A. from Harvard University Graduate School of Business Administration.

Continuing Directors Whose Terms Expire in 2008

Thomas D. Campion, 57, was one of our co-founders and has served on our board of directors (our “Board”) since our inception in 1978. Mr. Campion has held various senior management positions during this time, including serving as our Chairman since June 2000. From November 1970 until August 1978, he held various management positions with JC Penney Company. Mr. Campion holds a B.A. in Political Science from Seattle University. Mr. Campion serves as the Board Chair of the Alaska Wilderness League, a Washington, D.C. based environmental group, and the Treasurer of the Northwest Ecosystem Alliance, a Bellingham, Washington based environmental group.

Thomas E. Davin, 48, has served on our Board since November 2002 and is Chief Executive Officer of Panda Restaurant Group, Inc., a leading Chinese restaurant chain with more than 800 restaurants. Mr. Davin joined Panda Restaurant Group in 2004 as President and Chief Operating Officer. Prior to

joining Panda Restaurant Group, Inc., Mr. Davin served, from 2001 to 2004, as the Operating Partner of Brentwood Private Equity III, LLC, a middle-market private equity firm, or “Brentwood Private Equity III.” Mr. Davin is a Director of Oakley Inc. and serves as Chairman of Oakley’s Nominating and Corporate Governance Committee and Chairman of Oakley’s Audit Committee. From 1993 to 2000 Mr. Davin was a senior executive with Taco Bell Corporation, a division of YUM! Brands, Inc., and served as its Chief Operating Officer from 1997 to 2000. Mr. Davin earned an M.B.A., with distinction, from the Harvard University Graduate School of Business Administration. Mr. Davin is a graduate of Duke University and served as a U.S. Marine Corps officer from 1979 to 1985.

Independence of the Board of Directors and its Committees

As required under Nasdaq Stock Market listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the board. Our Board of Directors consults with our counsel to ensure that the Board’s determinations are consistent with all relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in applicable Nasdaq listing standards, as in effect from time to time.

Consistent with these considerations, after review of all relevant transactions or relationships between each director, or any of his or her family members, and Zumiez, our senior management and our independent auditors, our Board of Directors has affirmatively determined that all of our directors are independent directors within the meaning of the applicable Nasdaq listing standards, except for our Chairman Mr. Campion, Chief Executive Officer Mr. Brooks and Director Mr. Barnum.

As required under applicable Nasdaq listing standards, our independent directors meet in regularly scheduled executive sessions at which only independent directors are present. All of the committees of our Board of Directors are comprised of directors determined by the Board to be independent within the meaning of the applicable Nasdaq listing standards.

Information Regarding the Board of Directors and its Committees

Our Board has established an Audit Committee and a Compensation Committee. The Board intends to establish a Governance and Nominating Committee in May 2006. The Board has adopted a written charter for each committee. The charters of the Audit and Compensation, Committees are posted (and the charter of the to be formed Governance and Nominating Committee will be posted) on the Company’s website and can be accessed free of charge at http://www.zumiez.com/ and are available in print to any shareholder who requests them. The composition of our Board committees comply, when required, with the applicable rules of the SEC and The Nasdaq Stock Market. The Board has determined that Thomas E. Davin and Gerald F. Ryles are audit committee financial experts as defined in the rules of the Securities and Exchange Commission. James M. Weber replaced William M. Barnum, Jr. as a member of the Compensation Committee in April 2006.

Chairperson	Member	Audit Committee Financial Expert

	Audit Committee	Compensation Committee
James M. Weber
Thomas E. Davin
Matthew L. Hyde
Gerald F. Ryles

Audit Committee.

Our Audit Committee has responsibility for, among other things:

•       has the sole authority to appoint, determine the funding for, and oversee the independent registered public accounting firm;

•       assisting our Board in monitoring the integrity of our financial statements;

•       discussing with our management and our independent registered public accounting firm significant financial reporting issues and judgments and any major issues as to the adequacy of our internal controls;

•       reviewing our annual and quarterly financial statements prior to their filing with the SEC and prior to the release of our results of operations; and

•       reviewing the performance and qualifications of our independent registered public accounting firm and presenting its conclusions to our Board and approving, subject to permitted exceptions, any non-audit services proposed to be performed by the independent registered public accounting firm.

The Audit Committee has the power to investigate any matter brought to its attention within the scope of its duties and to retain counsel for this purpose where appropriate.

Governance and Nominating Committee (to be established).

The Governance and Nominating Committee, which the Board intends to establish at the next Board Meeting in May 2006, will have responsibility for, among other things:

•       recommending persons to be selected by the Board as nominees for election as directors and as chief executive officer;

•       assessing our directors’ and our Board’s performance;

•       recommending director compensation and benefits policies; and

•       considering and recommending to the Board other actions relating to corporate governance.

Compensation Committee.

Our Compensation Committee has responsibility for, among other things:

•  reviewing corporate goals and objectives relevant to compensation of our Chief Executive Officer and other senior executives;

•  determining and approving our Chief Executive Officer’s compensation and making recommendations to the Board with respect to compensation of other executive employees;

•  administering our incentive compensation plans and equity based plans and making recommendations to the Board with respect to those plans; and

•  making recommendations to our Board with respect to the compensation of directors.

Meetings of the Board of Directors and Board and Committee Member Attendance

Our full Board of Directors met 8 times last year and the Audit Committee and Compensation Committee met 3 times each last year and acted by unanimous written consent when required during the last fiscal year. Each Board member attended 75% or more of the aggregate of the meetings of the Board and of the committees on which he served, held during the period for which he was a director or committee member, respectively.

Shareholder Communications With the Board Of Directors

Zumiez has a process by which Shareholders may communicate directly with directors, including non-employee directors, by mailing such communication to the Board, in care of the Company’s Secretary, at the Company’s headquarters in Everett, Washington. The mailing envelope must contain a clear notation indicating that the enclosed letter is a “Shareholder-Board Communication” or “Shareholder-Director Communication.” All such letters must identify the author as a shareholder and clearly state whether the intended recipients are all members of the Board or just certain specified individual directors. The Secretary will make copies of all such letters and circulate them to the appropriate director or directors. All such communications will be forwarded to the intended director(s) without editing or screening. If these foregoing procedures are modified, then updated procedures will be posted on the Company’s corporate website.

Code of Conduct and Ethics

Our Board has adopted a code of conduct and ethics applicable to our directors, executive officers, including our chief financial officer and other of our senior financial officers, and employees, in accordance with applicable rules and regulations of the SEC and The Nasdaq Stock Market. The code of conduct is available at http://www.zumiez.com.

Director Nomination Procedures

The Board does not currently have a nominating committee since the relatively small size of the Board has allowed for the entire Board to carry out nominating responsibilities. Currently, a majority of our independent directors must recommend nominees for selection by the entire Board. The Board has established qualification requirements, composition criteria and the procedures for selecting new Directors. The Board reviews the following considerations, among others, in its evaluation of candidates for Board of Director nomination: personal and professional ethics, training, commitment to fulfill the duties of the Board of Directors, commitment to understanding the Company’s business, commitment to engage in activities in the best interest of the Company, independence, diversity, industry knowledge and contacts, financial and accounting expertise, leadership qualities, public company board of director and committee experience and other relevant experience and other relevant qualifications. A director candidate’s ability to devote adequate time to the Board of Directors and committee activities is also considered.

The nominations and additions to the Board in our last fiscal year and through the date of this proxy statement were completed using procedures in accordance with the draft charter of the Board’s soon to be formed Governance and Nominating Committee including the Director qualifications/criteria/skills as outlined in such draft charter. It is the intent of the Board to adopt the draft charter with the specific procedures outlined below. These procedures were followed by the independent directors of the Board and the full Board of Directors in connection with the nomination process during the last year and will also be set forth in the draft charter:

•       Initial review of potential director candidates by the Board as submitted by the independent directors of the Board based on our established criteria for Board membership, including (without limitation): experience, skill set, diversity and the ability to act effectively on behalf of the shareholders and such other criteria as the Board may deem relevant from time to time.

•       Each director candidate was put forth for consideration as a director candidate independently by our independent directors based on their knowledge of the candidates. None of our independent directors had a relationship with any candidates which would impair his independence. Each candidate’s biography was reviewed by each member of the Board of Directors with the intention that each candidate would bring a unique perspective to benefit our shareholders and management.

•       Interviews of director candidates were conducted by members of the Board and senior management. These interviews confirmed the Boards initial conclusion that candidates met the qualifications/criteria/skills to serve as a Director of the Company.

•       References checks were conducted if further checks were required based on the level of knowledge about the candidate by members of the Board.

•       Background checks were conducted, including criminal, credit and bankruptcy, Securities and Exchange violations and/or sanctions, work history and education.

•       Independence Questionnaires were completed by candidates and then reviewed by the Company, the Board and the Company’s attorneys to ensure candidates meet the requirements to be an independent director for the Board, Audit Committee, Compensation Committee and other committee purposes. The review also ensures the candidates positions do not conflict in any material way with Zumiez business.

•       Conclusion to nominate a candidate is based on all of the procedures reviewed above and the information attached, It is ensured through these procedures that the candidate appears to be well qualified to serve on the Zumiez Board of Directors, and its Committees and appears to meet the Nasdaq Stock Market and SEC requirements to be able to serve as an independent director and as a member of the audit committee and any other committee the board may assign.

•       No fees were paid to any third party search firms in connection with any director nominations.

The Board will consider qualified nominees recommended by shareholders who may submit recommendations to the Board in care of our Chairman of the Board and Secretary at the following address:

Board of Directors
c/o Corporate Secretary
Zumiez Inc.
6300 Merrill Creek Parkway, Suite B
Everett, Washington 98203

Nominees for director who are recommended by our shareholders will be evaluated in the same manner as any other nominee for director. Shareholder recommendations for director should include the following information:

•       the name and address of the shareholder recommending the person to be nominated;

•       a representation that the shareholder is a holder of record of stock of the Company, including the number of shares held and the period of holding;

•       a description of all arrangements or understandings between the shareholder and the recommended nominee;

•       such other information regarding the recommended nominee as would be required to be included in a proxy statement filed pursuant to Regulation 14A promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended; and

•       the consent of the recommended nominee to serve as a director of the Company if so elected.

The Board may require that the proposed nominee furnish the Board with other information as it may reasonably request to assist it in determining the eligibility of the proposed nominee to serve as a director.

To submit a recommendation for director for an upcoming annual shareholder meeting, it is necessary that a proposing shareholder notify the Company and provide the information set forth above no later than 120 days prior to the corresponding date on which the Company’s annual proxy statement was mailed in connection with the most recent annual meeting.

General Director Nomination Right of All Shareholders

Any shareholder of the Company may nominate one or more persons for election as a director of the Company at an annual meeting of shareholders if the shareholder complies with the notice, information and consent provisions contained in Article I, Section 10 of the Company’s Bylaws. Specifically, these provisions require that written notice of a shareholder’s intent to make a nomination for the election of directors be received by the Secretary of the Company not fewer than 120 days and not more than 150 days prior to the anniversary date of the prior year’s annual meeting of shareholders, and that such notice include:

•       The name, age, residence, personal address and business address of the shareholder who intends to make the nomination and of the person(s) to be nominated;

•       The principal occupation or employment, the name, type of business and address of the organization in which such employment is carried on of each proposed nominee and of the shareholder who intends to make the nomination;

•       The amount of Zumiez stock beneficially owned by the shareholder who intends to make the nomination and of the person(s) to be nominated;

•       A description of all arrangements or understandings between the shareholder and each nominee and any other person(s) (naming them) pursuant to which the nomination is to be made; and

•       Other information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the Board of Directors.

The Secretary will send a copy of the Company’s Bylaws to any interested shareholder who requests them.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides information regarding the beneficial ownership of our common stock as of April 25, 2006 by: (i) each of our directors; (ii) each of our executive officers named in the Summary Compensation Table included later in this proxy statement; (iii) all of our executive officers and directors as a group; and (iv) each person, or group of affiliated persons, known by us to beneficially own more than five percent of our common stock. The table is based upon information supplied by our officers, directors and principal shareholders and a review of Schedules 13G filed with the SEC. Unless otherwise indicated in the footnotes to the table and subject to community property laws where applicable, we believe that each of the shareholders named in the table has sole voting and investment power with respect to the shares indicated as beneficially owned.

Applicable percentages are based on 13,673,598 shares outstanding on April 25, 2006, adjusted as required by rules promulgated by the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. In addition, the rules include shares of common stock issuable pursuant to the exercise of stock options that are either immediately exercisable or exercisable on or before June 18, 2005, which is 60 days after April 25, 2005. These shares are deemed to be outstanding and beneficially owned by the person holding those options or warrants for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Except as noted below, the address for each person that holds 5% or more of our common stock is c/o Zumiez Inc., 6300 Merrill Creek Parkway, Suite B, Everett, Washington 98203.

Name and Address of Beneficial Owner	Number of Common Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Thomas D. Campion(1)	3,419,903	25.01%
Richard M. Brooks(2)	2,106,512	15.41%
Brenda I. Morris(3)	76,907	*
Lynn K. Kilbourne(4)	58,989	*
Thomas E. Davin	0	*
William M. Barnum Jr.(5)(6)	810,554	5.93%
Gerald F. Ryles	600	*
James M. Weber	0	*
Matthew L. Hyde	0	*
All Executive Officers and Directors as a group (9 persons)	6,476,465	47.34%
Brentwood-Zumiez Investors, LLC(6)	804,554	5.88%
T. Rowe Price Associates, Inc.(7)	748,400	5.47%
Franklin Resources, Inc.(8)	839,198	6.14%

*                    Less than one percent.

(1)          Reflects shares of Common Stock held by grantor retained annuity trusts for which Thomas D. Campion is trustee. Mr. Campion is our Chairman of the Board.

(2)          Mr. Brooks is our Chief Executive Officer and a Director.

(3)          Consists of 56,487 shares held by Ms. Morris and includes 20,420 shares subject to options exercisable within 60 days of April 28, 2006. Ms. Morris is our Chief Financial Officer.

(4)          Includes 58,989 shares subject to options exercisable within 60 days of April 28, 2006. Ms. Kilbourne is our General Merchandise Manager.

(5)          Consists of 6,000 shares held by Mr. Barnum and shares held by Brentwood-Zumiez Investors, LLC, an entity controlled by the Brentwood Affiliates. William M. Barnum, Jr., one of our directors, is a managing member of Brentwood Private Equity III, LLC.

(6)          This information is based solely on a Schedule 13G dated February 14, 2006 filed on behalf of Brentwood-Zumiez Investors, LLC and its affiliated members. The membership interests of Brentwood-Zumiez Investors, LLC are held by Brentwood Associates Private Equity III, L.P., Brentwood Associates Private Equity III-A, L.P., and BAPE III Executive Fund, L.P. (collectively, “Brentwood Funds”). Brentwood Private Equity III, LLC is the general partner of each of the Brentwood Funds. Mr. Barnum, one of our directors, is a managing member of Brentwood Private

Equity III, LLC, and thus has voting power, investment power and dispositive power over shares held by Brentwood-Zumiez Investors, LLC. Mr. Barnum disclaims beneficial ownership of the shares held or controlled by Brentwood-Zumiez Investors, LLC except to the extent of his pecuniary interest therein. The address for Brentwood-Zumiez Investors, LLC is 11150 Santa Monica Blvd., Suite 1200, Los Angeles, CA 90025.

(7)          This information is based solely on a Schedule 13G dated February 14, 2006 filed by T. Rowe Price Associates, Inc. The address for T. Rowe Price Associates is 100 E. Pratt Street, Baltimore, Maryland 21202.

(8)          This information is based solely on a Schedule 13G dated February 6, 2006 filed by Franklin Resources, Inc. and certain affiliated persons. The common shares reported by Franklin Resources, Inc. are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct or indirect advisory subsidiaries of Franklin Resources. Such advisory contracts grant to the advisory subsidiaries all investment and/or voting power over the common shares. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of the outstanding common stock of Franklin Resources and are the principal shareholders of Franklin Resources and may be deemed as beneficial owner of securities held by persons and entities advised by Franklin Resources subsidiaries. The business address of Franklin Resources is One Franklin Parkway, San Mateo, California 94403.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than ten percent of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended January 28, 2006, all Section 16(a) filing requirements applicable to our officers, directors and greater than ten percent beneficial owners were complied with.

Board Compensation

For the fiscal year ended January 28, 2006, the individuals serving on our board of directors who were not our employees did not receive any compensation. We intend to pay our non-employee directors an annual fee for their services as members of our board of directors and an additional annual fee for each committee on which they serve as a member, although the amount of such fees has not been established. We intend to reimburse all directors for reasonable expenses incurred to attend meetings of our board of directors or committees. In addition, non-employee directors are eligible to receive equity awards under our 2005 Incentive Plan.

EXECUTIVE OFFICERS

The names, ages and positions of the current non-director executive officers of the Company are listed below, along with their respective business experience during the past five years. No family relationships exist among any of the directors or executive officers of the Company.

Brenda I. Morris, 41, has served as our Chief Financial Officer since April 2003. From November 1999 until April 2003, she was with K2 Corporation as the Vice President of Finance. Ms. Morris has also held a senior management position with UnionBay Sportswear. Ms. Morris holds a B.S. in Business from Pacific Lutheran University and an M.B.A. from Seattle University. Ms. Morris is a certified public accountant in Washington and a certified management accountant. Ms. Morris is a member of the Journal of Accountancy Review Board for the American Institute of Certified Public Accountants. Ms. Morris serves on the Board of Washington Business Week, a program of the Foundation for Private Enterprise Education serving high school students, where she has served on its Audit Committee and as its Treasurer.

Lynn K. Kilbourne, 43, has served as our General Merchandising Manager since September 2004. From July 1991 until May 2001, she was with Banana Republic, a subsidiary of Gap, Inc., in various senior management positions. After leaving Banana Republic, Ms. Kilbourne served as an independent consultant in the retail industry until she joined us in September 2004. Ms. Kilbourne holds a B.A. in Economics and Political Science from Yale University and an M.B.A. from the Harvard University Graduate School of Business Administration.

EXECUTIVE COMPENSATION

Summary of Compensation

The following table provides information regarding the compensation earned during the fiscal years ended January 31, 2004, January 29, 2005 and January 28, 2006 by our Chief Executive Officer and our four other most highly compensated executive officers who earned more than $100,000 in fiscal 2005. We refer to these officers in this proxy statement as the “Named Executive Officers.”

SUMMARY COMPENSATION TABLE

						Long-Term Compensation
	Annual Compensation					Awards		Payouts
Name and Principal Position	Year	Salary ($)	Bonus ($)		Other Annual Compen- sation ($)	Restricted Stock Award ($)	Securities Underlying Options/ SARs(#)	LTIP Pay- outs ($)	All Other Compen- sation ($)
Thomas D. Campion,	2005	$210,000	$184,250		—	—	—	—	—
Chairman	2004	$210,000	$70,900		—	—	—	—	—
	2003	$200,000	$25,000		—	—	—	—	—
Richard M. Brooks,	2005	$210,000	$184,250		—	—	—	—	—
Chief Executive	2004	$210,000	$70,900		—	—	—	—	—
Officer and Director	2003	$175,000	$25,000		—	—	—	—	—
Brenda I. Morris,	2005	$200,000	$176,000		—	—	—	—	—
Chief Financial	2004	$200,000	$62,038		—	—	—	—	—
Officer	2003	$114,423	$25,000	(1)	—	—	—	—	—
Lynn K. Kilbourne,	2005	$205,394	$183,075		—	—	—	—	—
General Merchandise	2004	$54,619	$23,633	(2)	—	—	—	—	$40,678	(3)
Manager					—	—	—	—	—

(1)          Ms. Morris became our Chief Financial Officer in April of 2003. Her annual base salary for 2003 was $175,000.

(2)          Ms. Kilbourne became our General Merchandise Manager in September of 2004. Her annual base salary for 2004 was $200,000.

(3)          Consists of moving expense reimbursements.

Stock Option Grants and Exercises

We grant stock options to our executive officers under the 2005 Equity Incentive Plan (the “Incentive Plan”). As of April 25, 2006, options to purchase a total of 1,583,360 shares were outstanding under the Incentive Plan and a total of 2,703,700 shares remained available for grant under the Incentive Plan as well as 3,307,297 shares remaining from the 2004 Equity Incentive Plan. On March 9, 2006, options were granted to purchase an additional 221,300 shares under the Incentive Plan. The options become exercisable over a 5 and 8 year period with 1/5 and 1/8 vesting one year from the date of grant. The options will fully vest upon a change of control, as defined in the Incentive Plan, unless the acquiring company assumes the options or substitute’s similar options.

Options expire ten years from the date of grant. The exercise price per share of each option granted to our executive officers was equal to the fair market value of our common stock on the date of the grant, as detailed more fully in the Incentive Plan.

The Named Executive Officers did not receive any option grants in fiscal 2005.

Aggregate Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

The following table provides information regarding the number and value of securities acquired upon the exercise of options by the Named Executive Officers during fiscal 2005 and the number and value of securities underlying unexercised options held by the Named Executive Officers as of January 28, 2006.

	Shares Acquired on	Value Realized on	Number of Securities Underlying Unexercised Options at Fiscal Year-End		Value of Unexercised In-the-Money Options at Fiscal Year-End(1)
Name	Exercise	Exercise ($)	Exercisable	Unexercisable	Exercisable ($)	Unexercisable ($)
Brenda I. Morris	55,136	$1,559,114	12,254	55,137	$542,333	$2,440,231
Lynn K. Kilbourne			27,251	126,635	$1,137,389	$5,285,428

(1)          Amounts equal to the closing price on the last business day before the fiscal year end, January 27, 2006, of $49.47 per share of common stock, less the option exercise price, multiplied by the number of shares exercisable or unexercisable.

Employment, Severance and Change of Control Agreements

On November 4, 2002, we entered into an Executive Agreement with Richard M. Brooks, pursuant to which he serves as our President and Chief Executive Officer. The agreement has no fixed term and terminates upon the death or disability of Mr. Brooks or upon written notice from either party. Under the agreement, Mr. Brooks receives an annual base salary $230,000 with annual increases and he is eligible to be considered for an annual discretionary bonus and future stock option grants. The agreement further provides that if we terminate Mr. Brooks’ employment without cause or if he terminates his employment for good reason, he will continue to receive his base salary until he accepts employment with another employer, but in no event longer than 18 months after the termination of his employment. In addition, the agreement prohibits Mr. Brooks, during his employment with us and for the longest time period permitted by law thereafter, from disclosing confidential information; requires Mr. Brooks to transfer to us any inventions he develops during his employment; and prohibits Mr. Brooks from competing with us in geographic regions in the United States in which we conduct business or from hiring our employees for 18 months after the termination of his employment.

Pension and Long-term Incentive Plans

We have no pension plans or long-term incentive plans.

Equity Compensation Plans

The following table sets forth information concerning the Company’s equity compensation plans as of January 28, 2006.

Plan Category	(a) The number of securities to be issued upon the exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans previously approved by security holders(1)	1,406,009	$3.19	6,232,297
Equity compensation plans not approved by security holders(2)	—	—	—
Employee stock purchase plans approved by security holders(3)	0	0	500,000
	1,406,009	$3.19	6,732,297

(1)          Equity compensation plans approved by security holders include the following: the 1993 Stock Option Plan, the 2004 Stock Option Plan and the 2005 Equity Incentive Plan.

(2)          The Company does not have any equity compensation plans that were not approved by the Company’s security holders.

(3)          Employee stock purchase plans approved by security holders include: the 2005 Employee Stock Purchase Plan.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
ON EXECUTIVE COMPENSATION

The material in this report is not “soliciting material,” is not deemed “filed” with the Securities and Exchange Commission, and is not to be incorporated by reference into any filing of Zumiez Inc under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

Prior to the creation of the Compensation Committee on March 22, 2005, the Company did not have a compensation committee and the Board of Directors reviewed the annual compensation of the Company’s executive officers. Each executive officer’s compensation includes base salary and a performance bonus. The Company also seeks to align the financial interests of the Company’s executive officers with those of the Company’s shareholders by providing incentives and rewards through the use of equity awards under the Company’s 2005 Equity Incentive Plan. The compensation program is now administered by the Compensation Committee of our Board of Directors. The Compensation Committee is appointed by our Board of Directors and is comprised of four non-employee directors. The Compensation Committee advises our Board of Directors on all compensation matters concerning our executive officers. Prior to the adoption of our Compensation Committee our relatively small size of the Board allowed for the entire Board to carry out compensation responsibilities as defined below.

Overall Compensation Policy

The Compensation Committee believes that in order for us to succeed we must be able to attract and retain qualified executives. The objective of the Compensation Committee in determining the type and amount of executive officer compensation is to provide a compensation package consisting of a base salary, bonus, and long-term incentives in the form of stock options, or some combination of the foregoing, that allows us to attract and retain talented executive officers and to align their interests with those of shareholders.

Base Salary

During fiscal 2005, the base salaries for our executive officers were intended to be competitive with salaries of similar executive positions in comparable companies in our industry. Annual adjustments in base salaries, were generally made effective at the beginning of the first month of the fiscal year for which they applied and therefore also reflect in large part the prior year’s business and individual performance achievements. The Compensation Committee met in March 2006 to consider the base salary rates of our executive officers. Based on a number of criteria, including the Company’s good performance in fiscal 2005, increases in base salaries of the executive officers were approved.

Bonus

Annual incentive bonuses are intended to reflect the Compensation Committee’s belief that a significant portion of the annual compensation of each executive officer should be contingent upon our performance, as well as the individual contribution of each officer. Accordingly, our executive officers, including our Chief Executive Officer, participate in an annual executive incentive bonus plan, referred to as the Executive Bonus Plan, which provides for cash bonuses based upon the achievement of certain specified financial goals for us for the fiscal year. The Board of Directors, upon receiving the Compensation Committee’s recommendations, makes awards. The Compensation Committee annually establishes targeted profitability levels for the ensuing fiscal year in conjunction with our annual financial plan. Upon the achievement of various increasing levels of profitability above the minimum target level, the Compensation Committee may choose to increase bonuses accrued to the Executive Bonus Plan; similarly, the Compensation Committee may choose to award less than target bonus, or no bonus, in the event applicable financial goals are not reached. The purpose of the Executive Bonus Plan is to reward and reinforce executive management’s commitment to achieve levels of profitability and return consistent with increasing shareholder value.

Cash bonuses earned under the Executive Bonus Plan are paid each year upon completion of our annual audit of the results of operations for the previous fiscal year by our independent auditors. In fiscal 2006, executive officers received bonuses for fiscal 2005 under the Executive Bonus Plan.

Long-Term Incentives

The final portion of our executive officers’ compensation during fiscal 2005 could have consisted of incentive stock options. It is with this type of award that we provide long-term incentives; in fiscal 2005 we made no awards. Grants were made in fiscal 2006 based on fiscal 2005 performance.

Chief Executive Officer Compensation

As our Chief Executive Officer, Mr. Brooks received a base salary in 2005 at an annual rate of $210,000. Further, he was eligible to earn a bonus under our Executive Bonus Plan for fiscal 2005. Following the end of fiscal 2005, the Compensation Committee met to evaluate Mr. Brooks’ performance in fiscal 2005. Given our performance during the fiscal year, Mr. Brooks received an incentive bonus award for the 2005 fiscal year and an increase to his annual base salary rate to $230,000. His salary adjustment and bonus were based on specific financial targets for the company including store growth, product margin and earnings growth.

Section 162(m) Compliance

Section 162(m) of the Code limits us to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is “performance-based compensation” within the meaning of the Code.

The Compensation Committee has determined that stock options granted under the Incentive Plan with an exercise price at least equal to the fair market value of our common stock on the date of grant shall be treated as “performance-based compensation.” The Compensation Committee currently believes that we should be able to continue to manage our executive compensation program for Named Executive Officers so as to preserve the related federal income tax deductions, although individual exceptions may occur.

Compensation Committee
Thomas E. Davin, Chairman
James M. Weber*
Matthew L. Hyde
Gerald F. Ryles

*                    Mr. Weber became a member of the Compensation Committee in April 2006, replacing Mr. Barnum.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The material in this report shall not be deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C, or to the liabilities of section 18 of the Exchange Act, except to the extent that the Company specifically requests that the report be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act of 1934.

The 2005 Audit Committee operates under a written charter adopted by the Company’s Board of Directors. The charter of the Audit Committee is available at http://www.zumiez.com.

We have reviewed and discussed with management our consolidated financial statements as of and for the fiscal year ended January 28, 2006.

We have discussed with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended.

We have received and reviewed the written disclosures and the letter from the independent public accountants required by Independence Standard No. 1, Independence Discussions with Audit Committees, as amended, and have discussed with the independent public accountants their independence.

Based on the reviews and discussions referred to above, we recommended to our Board of Directors that the financial statements referred to above be included in our Annual Report on Form 10-K.

Audit Committee
Thomas E. Davin, Chairman
Matthew L. Hyde
Gerald F. Ryles
James M. Weber*

*                    Mr. Weber became a member of the Audit Committee in April 2006.

Principal Accountant Fees and Services

The aggregate fees billed by PriceWaterhouseCoopers LLP for professional services rendered for the audit of the Company’s annual financial statements for the fiscal years ended January 28, 2006 and January 29, 2005 are as follows:

	PWC
	2005	2004
Audit Fees(1)	$1,447,000	$70,000
Audit-Related Fees(2)	19,000	0
Total Fees	$1,466,000	$70,000

(1)          Audit fees include services including expenses in connection with the audit of the consolidated financial statements of the Company along with the reviews of the interim financial information of the Company and its Forms 10-K and 10-Q. This fiscal year 2005 audit fee includes $961,000 of fees related to the filing of the Company’s Registration Statement on Form S-1 in May 2005 and a follow-on offering in November 2005. The fiscal year 2004 audit fee relates to the audit of the financial statements as a private company.

(2)          Audit related fees include Section 404 readiness services provided to the Company in fiscal 2005.

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all auditing services, internal control-related services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by its independent auditor, subject to the “de minimis exception” (discussed below) for non-audit services that are approved by the Audit Committee prior to the completion of the audit. The Audit Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, including the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting. The Audit Committee will evaluate whether any permitted non-audit services are compatible with maintaining the auditor’s independence.

As discussed above, all services of the auditor must be pre-approved by the Audit Committee except for certain services other than audit, review or attest services that meet the “de minimis exception” under 17 CFR Section 210.2-01, namely:

•       the aggregate amount of fees paid for all such services is not more than 5 percent of the total fees paid by the Company to its auditor during the fiscal year in which the services are provided;

•       such services were not recognized by the Company at the time of the engagement to be non-audit services; and

•       such services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit.

During fiscal year 2005, there were no such services that were performed pursuant to the “de minimis exception.”

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Messrs. Davin, Hyde, Weber and Ryles currently serve as members of the Compensation Committee. Compensation of our non-employee directors (Messrs. Davin, Hyde, Barnum, Weber and Ryles) is determined by the entire Board with a view to attracting and retaining talented individuals to serve as directors. None of our executive officers serve as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of our Board of Directors or Compensation Committee.

PERFORMANCE MEASUREMENT COMPARISON

The following graph shows a comparison for total cumulative returns for Zumiez, The Nasdaq Stock Market Index and the Nasdaq Retail Trade Index during the period commencing on May 6, 2005 (the Company’s initial public offering date) and ending on January 31, 2006. The comparison assumes $100 was invested on May 6, 2005 in each Zumiez, The Nasdaq Stock Market Index and the Nasdaq Retail Trade Index, and assumes the reinvestment of all dividends, if any. The comparison in the tables are required by the SEC and are not intended to be a forecast or to be indicative of future Company Common Stock performance.

COMPARISON OF 8 MONTH CUMULATIVE TOTAL RETURN*
AMONG ZUMIEZ INC., THE NASDAQ STOCK MARKET (U.S.) INDEX
AND THE NASDAQ RETAIL TRADE INDEX

*                    Comparison represents the performance of $100 invested on 5/6/05 in Zumiez stock or on 4/30/05 in The Nasdaq Stock Market Index and the Nasdaq Retail Trade Index, respectively, including reinvestment of dividends as of January 31, 2006.

	Cumulative Total Return
	5/6/05	1/31/06
ZUMIEZ INC.	100.00	268.56
NASDAQ STOCK MARKET (U.S.)	100.00	121.08
NASDAQ RETAIL TRADE	100.00	119.76

The material in this section shall not be deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission or subject to Regulation 14A or 14C or to the liabilities of section 18 of the Exchange Act except to the extent that the Company specifically requests that the report be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933 or the Exchange Act of 1934.

CERTAIN TRANSACTIONS

We have entered into indemnity agreements with certain officers and directors which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as a director, officer or other agent of us, and otherwise to the fullest extent permitted under Washington law and our Bylaws. We have also entered into and may in the future enter into employment agreements with certain of our executive officers. See “Employment, Severance and Change of Control Agreements.”

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers, banks and other agents) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for shareholders and cost savings for companies.

A number of brokers, banks or other agents with account holders who are shareholders of Zumiez will be “householding” our proxy materials. A single proxy statement will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker, bank or other agent that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker, bank or other agent, and direct a written request for the separate proxy statement and annual report to Secretary, Zumiez Inc., 6300 Merrill Creek Parkway, Suite B, Everett, WA 98203, or contact Brenda Morris at (425) 551-1500. Shareholders whose shares are held by their broker, bank or other agent as nominee and who currently receive multiple copies of the proxy statement at their address that would like to request “householding” of their communications should contact their broker, bank or other agent.

PROPOSALS OF SHAREHOLDERS

We expect to hold our next annual meeting on or about May 31, 2007. If you wish to submit a proposal for inclusion in the proxy materials for that meeting, you must send the proposal to our Secretary at the address below. The proposal must be received at our executive offices no later than December 30, 2006, to be considered for inclusion. Among other requirements set forth in the SEC’s proxy rules and our Bylaws, you must have continuously held at least $2,000 in market value or 1% of our outstanding stock for at least one year by the date of submitting the proposal, and you must continue to own such stock through the date of the meeting.

If you intend to nominate candidates for election as directors or present a proposal at the meeting without including it in our proxy materials, you must provide notice of such proposal to us no later than January 31, 2007 and not before January 1, 2007. Our Bylaws outline procedures for giving the required notice. If you would like a copy of the procedures contained in our Bylaws, please contact:

Secretary
Zumiez Inc.
6300 Merrill Creek Parkway, Suite B
Everett, WA 98203

OTHER MATTERS

Our Board of Directors knows of no other matters that will be presented for consideration at the annual meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors
Brenda I. Morris
Secretary
Everett, WA
April 28, 2006

A copy of our Annual Report on Form 10-K for the fiscal year ended January 28, 2006 filed with the SEC is available without charge upon written request to: Secretary, Zumiez Inc., 6300 Merrill Creek Parkway, Suite B, Everett, WA 98203.

ANNUAL MEETING OF SHAREHOLDERS

May 31, 2006

1:00 p.m.

6300 Merrill Creek Parkway, Suite B
Everett, WA 98203

Zumiez Inc.
6300 Merrill Creek Parkway, Suite B
Everett, WA 98203	PROXY

This proxy is solicited by the Board of Directors for use at the Annual Meeting of Shareholders of Zumiez Inc. (the “Company”) on May 31, 2006.

Unless otherwise marked, this proxy will be voted “FOR” the election of the nominees listed in Proposal 1, as more specifically described in the proxy statement. If specific instructions are indicated, this proxy will be voted in accordance therewith.

By signing the proxy, you revoke all prior proxies and appoint Brenda I. Morris and Richard M. Brooks, or either of them, as attorneys and proxies of the undersigned with full power of substitution, to vote the undersigned’s shares on the matters shown on the reverse side, and at any and all continuations, adjournments or postponements thereof with all powers that the undersigned would possess if personally present, upon in respect of the following matters and in accordance with the following instructions, and with discretionary authority as to any and all other matters that may properly come before the Annual Meeting of Shareholders of the Company.

See reverse for voting instructions.

Please detach here

The Board of Directors Recommends a Vote FOR Item 1

1.                 To elect directors to hold office until the Company’s 2009 Annual Meeting of Shareholders.

01	Richard M. Brooks	☐	Vote FOR all Nominees	☐	Vote WITHHELD
02	Matthew L. Hyde		(except as marked)		from all Nominees
03	James M. Weber

(Instructions: To withhold authority to vote for any indicated nominee, write the number next to the name(s) of such nominee(s) in the box provided to the right.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.

Address change? Mark Box ☐
Indicate changes below:	Date:
Signature(s):
Name of Shareholder:

Note: Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include their title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.